Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following registration statements and related prospectuses of Stanley Black & Decker, Inc. and subsidiaries (the “Company”) of our report dated February 18, 2011, except for Notes F, P and U, as to which the date is November 14, 2011, with respect to the consolidated financial statements and schedule of the Company for the year ended January 1, 2011 included in this Current Report (Form 8-K) of the Company, filed with the Securities and Exchange Commission.
•	Registration Statement (Form S-8 No. 2-93025)

•	Registration Statement (Form S-8 No. 2-96778)

•	Registration Statement (Form S-8 No. 2-97283)

•	Registration Statement (Form S-8 No. 33-16669)

•	Registration Statement (Form S-3 No. 33-12853)

•	Registration Statement (Form S-3 No. 33-19930)

•	Registration Statement (Form S-8 No. 33-39553)

•	Registration Statement (Form S-3 No. 33-46212)

•	Registration Statement (Form S-3 No. 33-47889)

•	Registration Statement (Form S-8 No. 33-55663)

•	Registration Statement (Form S-8 No. 33-62565)

•	Registration Statement (Form S-8 No. 33-62567)

•	Registration Statement (Form S-8 No. 33-62575)

•	Registration Statement (Form S-8 No. 333-42346)

•	Registration Statement (Form S-8 No. 333-42582)

•	Registration Statement (Form S-8 No. 333-64326)

•	Registration Statement (Form S-3 No. 333-110279)

•	Registration Statement (Form S-3 No. 333-117607)

•	Registration Statement (Form S-8 No. 333-162956)

•	Registration Statement (Form S-4 No. 333-163509)

•	Registration Statement (Form S-8 No. 333-165454)

/s/ Ernst & Young, LLP
Hartford, Connecticut
November 14, 2011

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